UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road	77056-5306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 989-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 16, 2011, a special committee of the Board of Directors (the “Board”) of Southern Union Company (the “Company”) received an unsolicited letter (the “Williams Letter”) reasserting a proposal by The Williams Companies, Inc. to acquire all of the issued and outstanding shares of common stock of the Company for $44.00 per share in cash.  The foregoing description is qualified in its entirety by reference to the Williams Letter, a copy of which is filed herewith as Exhibit 99.1.

At this time, in accordance with the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and among the Company, Energy Transfer Equity, L.P. and Sigma Acquisition Corporation (the “Amended Merger Agreement”), the Board reaffirms its recommendation of the Amended Merger Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter from The Williams Companies, Inc. dated August 16, 2011 to the Special Committee of the Board of Directors of Southern Union Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       SOUTHERN UNION COMPANY

August 17, 2011                                                  By: /s/ Robert M. Kerrigan, III
                                                         Robert M. Kerrigan, III
                                                         Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter from The Williams Companies, Inc. dated August 16, 2011 to the Special Committee of the Board of Directors of Southern Union Company.